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EXHIBIT 4.5

National Australia Bank
Performance Rights Plan

(Approved by the Board
in November 2002 and subsequently
amended by the Board to remove the
ability to exercise options early in
event of death and TPD (in schedule 1)
(approved by the Board in February 2003))

CONTENTS

National Australia Bank Performance Rights Plan

1	Definitions and interpretation
2	Grant of Performance Rights
Eligibility
Issue terms
3	Maximum number of Performance Rights
4	Performance Rights terms
5	Overriding restrictions on issue and exercise
6	Administration of the Plan
7	Rights of Participants
8	Amendment of these Rules
9	Notices
10	Governing Law and jurisdiction

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937)

National Australia Bank Performance Rights Plan

1          Definitions and interpretation

1.1
In this Plan, the following words and expressions have the meanings indicated unless the contrary intention appears:

  ASX means Australian Stock Exchange Limited (ABN 98 008 624 691).

  Board means all or some of the Directors acting as a board.

  Corporations Act means the Corporations Act 2001 (Cwlth).

  Director means a director of the National.

  Executive means a person in the employment of a body corporate in the Group whom the Board determines to be in an executive position.

  Expiry Date means for a Performance Right, a date not earlier than the day prior to the fifth anniversary of the date of grant of the Performance Right and not later than the tenth anniversary of the date of grant of the Performance Right, as the Board determines.

  Former Executive means a person who was formerly an Executive.

  Group means the National and each body corporate that is a subsidiary of the National under the Corporations Act.

  Listing Rules means the Listing Rules of ASX.

  National means National Australia Bank Limited (ABN 12 004 044 937).

  Participant means a Performance Right Holder who is an Executive or a Former Executive.

  Performance Right means a right granted under the Plan to subscribe for Shares.

  Performance Right Holder means the holder of a Performance Right.

  Plan means this National Australia Bank Performance Rights Plan.

  Retirement in relation to a Participant means retirement by the Participant from employment with any body corporate in the Group at age 55 or over.

  Share means a fully paid ordinary share in the capital of the National.

1.2
In this Plan unless the contrary intention appears:

(a)
the singular includes the plural and vice versa;

(b)
reference to a rule, a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them; and

(c)
a reference to a person includes a reference to the person's legal personal representatives, executors, administrators and successors, a firm or a body corporate.

1.3
Headings are inserted for convenience and do not affect the interpretation of this Plan.

2          Grant of Performance Rights

Eligibility

2.1
The Board may in its absolute discretion, without being bound to do so and subject to any approvals of shareholders of the National required by law or the Listing Rules, at intervals determined by the Board, offer Performance Rights to Executives selected by the Board.

Issue terms

2.2
Performance Rights will be granted on the terms of this Plan and each Participant will be taken to have agreed to be bound by this Plan on acceptance of any offer of Performance Rights.

3          Maximum number of Performance Rights

3.1
In the case of an offer of Performance Rights, the number of Shares to be received on exercise of a Performance Right when aggregated with:

(a)
the number of Shares in the same class which would be issued were each outstanding offer or option or Performance Right to acquire unissued Shares, being an offer made or option or Performance Right acquired pursuant to an employee share scheme of the National extended only to employees or directors of the National and of associated bodies corporate of the National, to be accepted or exercised (as the case may be); and

(b)
the number of Shares in the same class issued during the pervious 5 years pursuant to the Plan or any other employee share scheme of the National extended only to employees or directors of the National and of associated bodies corporate of the National, but disregarding any offer made, or option or Performance Right acquired or Share issued by way of or as a result of:

  (c)
  an offer to a person situated at the time of receipt of the offer outside Australia; or

  (d)
  an offer that was an excluded offer or invitation within the meaning of the Corporations Act as it stood prior to the commencement of Schedule 1 to the Corporate Law Economic Reform Program Act 1999; or

  (e)
  an offer that did not need disclosure to investors because of section 708 of the Corporations Act;

  must not exceed 5% of the total number of issued Shares in that class of the National as at the time of the offer.

4          Performance Rights terms

4.1
Subject to the Listing Rules, Performance Rights will be granted on the terms set out in Schedule One or any other terms determined by the Board from time to time.

4.2
Without limiting 4.1, the Board may impose such conditions upon the exercise of Performance Rights as it considers appropriate and these conditions must be notified to the Executive at the time of the offer. Without in any way limiting the Board's discretion in this regard, the conditions of exercise may include conditions relating to:

(a)
the profitability of the National;

(b)
the price at which the National's shares are traded on a stock market of the ASX or any other stock exchange; and

(c)
limits on the number or proportion of the Performance Rights that may be exercised in any one or more time periods.

5          Overriding restrictions on issue and exercise

5.1
Notwithstanding the Plan or the terms of any particular Performance Right as granted, no Performance Right may be offered, granted or exercised if to do so:

(a)
would contravene the Corporations Act or the Listing Rules; or

(b)
would contravene the local laws or customs of Executive's country of residence or in the opinion of the Board would require actions to comply with those local laws or customs which are impractical.

6          Administration of the Plan

6.1
The Plan will be administered by the Board in accordance with the terms of this Plan. The Board may make further rules for the operation of the Plan which are consistent with this Plan.

6.2
Any power or discretion which is conferred on the Board by this Plan must be exercised by the Board in the interests or for the benefit of the National, and the Board is not, in exercising any such power or discretion, under any fiduciary or other obligation to any other person.

6.3
Any power or discretion which is conferred on the Board by this Plan may be delegated by the Board to a committee consisting of such Directors and/or other officers and/or employees of the National as the Board thinks fit.

6.4
The decision of the Board as to the interpretation, effect or application of this Plan, the exercise by the Board of any power or discretion under this Plan or the giving of any consent or approval by the Board in connection with this Plan will be final and conclusive.

6.5
The Board may from time to time suspend the operation of this Plan and may at any time cancel this Plan. The suspension or cancellation of this Plan will not prejudice the existing rights of Participants.

7          Rights of Participants

7.1
Except as expressly provided in this Plan, nothing in this Plan:

(a)
confers on any Executive the right to receive any Performance Rights;

(b)
confers on any Participant the right to continue as an employee of the National or any of its subsidiaries;

(c)
affects any rights which the National or a subsidiary may have to terminate the employment of any employee;

(d)
may be used to increase damages in any action brought against the National or a subsidiary in respect of any such termination; or

(e)
confers on an Executive any expectation to become a Participant.

8          Amendment of these Rules

8.1
Subject to rules 8.2 and 8.3, the National may at any time by written instrument or by resolution of the Board, amend all or any of the provisions of this Plan (including this clause 8).

8.2
No amendment of the provisions of this Plan is to reduce the rights of any Participant in respect of Performance Rights granted under the Plan prior to the date of the amendment, other than an amendment introduced primarily:

(a)
for the purpose of complying with or conforming to present or future State, Territory or Commonwealth legal requirements governing or regulating the maintenance or operation of the Plan or like plans;

(b)
to correct any manifest error or mistake;

(c)
to enable contributions or other amounts paid by any body corporate in the Group in respect of the Plan to qualify as income tax deductions for that body corporate the company or any other body corporate within the Group; or

(d)
to enable any body corporate in the Group to comply with the Corporations Act or the Listing Rules.

8.3
No amendment may be made except in accordance with and in the manner stipulated (if any) by the Listing Rules.

8.4
No amendment may be made to extend the period during which a Performance Right may be exercised.

8.5
Subject to the above provisions of this clause 81, any amendment made pursuant to clause 81.1 may be given such retrospective effect as is specified in the written instrument or resolution by which the amendment is made and, if so stated, amendments to this Plan, including the terms of Performance Rights, have the effect of automatically amending the terms of granted but unexercised Performance Rights.

9          Notices

9.1
Any notice regarding Performance Rights granted under the Plan will be sent to the registered address of the Performance Rights Holder as recorded in the register of Performance Rights Holders maintained by the National.

10        Governing Law and jurisdiction

10.1
The Plan is governed by and will be construed and take effect in accordance with the laws of Victoria.

10.2
All disputes arising in connection with or under this Plan will be submitted to the exclusive jurisdiction of the courts of Victoria.

SCHEDULE ONE: PERFORMANCE RIGHTS TERMS

1          Entitlement

1.1
Subject to term 7, each Performance Right entitles the holder to subscribe for and be allotted, credited as fully paid, one Share at an exercise price of:

$1 The number of Performance Rights exercised on any particular day
1.2
Subject to the Listing Rules, the National must allot Shares on exercise of a Performance Right in accordance with the Plan.

1.3
Shares issued on the exercise of Performance Rights will rank pari passu with all existing Shares from the date of issue and will be entitled in full to those dividends which have a record date for determining entitlements after the date of issue.

2          Exercise of Performance Rights

2.1
A Performance Right may be exercised:

(a)
subject to any conditions imposed by the Board under clause 4.2 of the Plan, at any time after the expiration of three years from the date of grant of the Performance Right and on or before the Expiry Date of the Performance Right, unless the Performance Right lapses under term 2.3;

(b)
if the Board gives notice to a Participant under term 3; or

(c)
if the Board so determines.

2.2
A Performance Right not exercised will lapse on the first to occur of:

(a)
the Expiry Date of the Performance Right;

(b)
30 days after an Executive ceases to be employed by the Group, unless the Board otherwise determines; and

(c)
notice from the Participant that the Participant wishes the Performance Right to lapse.

3          Notice to Participant

3.1
The Board may give a notice to a Participant for the purposes of term 2.1(b) if:

(a)
a takeover bid is made to the holders of Shares (other than as a result of an allotment approved by the Board);

(b)
a statement is lodged with the ASX to the effect that a person has become entitled to not less than 15% of the Shares (other than as a result of an allotment approved by the Board);

(c)
pursuant to an application made to the Court, the Court orders a meeting to be held in relation to a proposed compromise or arrangement for the purpose of or in connection with a scheme for the reconstruction of the National or its amalgamation with any other companies;

(d)
the National passes a resolution for voluntary winding up; or

(e)
an order is made for the compulsory winding up of the National.

4          Method of exercise of Performance Rights

4.1
A Performance Right is exercised by the holder lodging the notice of exercise of Performance Right and application for Shares, together with the exercise price and the relevant Performance

Right certificate, with the Company Secretary of the National or such other person as the Board designates.

4.2
Performance Rights must be exercised in multiples of 100, unless the Performance Right Holder exercises all Performance Rights able to be exercised at that time. The exercise of some Performance Rights only does not affect the Performance Right Holder's right to exercise other Performance Rights at a later time. If the Performance Rights Holder exercises less than all Performance Rights represented by a certificate, then the National will cancel the certificate and issue a new certificate for the balance.

5          No Transfers

            Performance Rights may not be transferred.

6          Quotation of Performance Right and Shares

            Performance Rights will not be quoted on the ASX. The National will make application to the ASX for official quotation of Shares issued on the exercise of Performance Rights, if other Shares are listed at that time, as soon as practicable after the Shares are issued.

7          Participation in future issues

7.1      Participation generally

            A Participant may only participate in new issues of securities to holders of Shares if the Performance Right has been exercised, if that is permitted by its terms, and the Shares in respect of the Performance Right have been allotted before the record date for determining entitlements to the issue.

7.2      Bonus issues

            If the National makes a bonus issue of shares or other securities pro rata to holders of Shares (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and no Shares have been allotted in respect of a Performance Right before the record date for determining entitlements to the bonus issue then the rights attaching to that Performance Right will be altered as follows:

(i)
the number of Shares which the Performance Right Holder is entitled to subscribe for on exercise of the Performance Right (S) is determined by the formula:

S = N + (N × R)

  where:

N =	The number of Shares per Performance Right which the Participant is entitled to subscribe for on the record date to determine entitlements to the bonus issue.
R =	The number of Shares (including fractions) offered under the bonus issue for each Share held; and
(ii)
the exercise price per Performance Right will not be changed.

7.3      Rights issues

            If the National makes an offer of ordinary shares pro rata to all or substantially all holders of Shares (whether or not an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) then neither the exercise price per Performance Right nor the number of Shares which the Participant is entitled to subscribe for on exercise of the Performance Right will be changed.

7.4      Aggregation

            If Performance Rights are exercised simultaneously then the Performance Right Holder may aggregate the number of shares or fractions of shares or other securities to which the Performance Right Holder is entitled to subscribe under those Performance Rights. Fractions in the aggregate number only will be disregarded in determining the total entitlement to subscribe.

7.5      Reconstruction

            In the event of any reconstruction of the issued ordinary capital of the National before the exercise of a Performance Right, the number of shares attaching to each Performance Right will be reconstructed in the manner specified below.

            If the manner is not specified then the Board will determine the reconstruction. In any event the reconstruction will not result in any additional benefits being conferred on Performance Right Holders which are not conferred on shareholders of the National (subject to the same provisions with respect to rounding of entitlements as sanctioned by the meeting of shareholders approving the reconstruction of capital) and in all other respects the terms for the exercise of Performance Right will remain unchanged.

            In the case of any reconstruction of the issued capital of the National, the exercise price performance Right will not be changed.

            In the event of any consolidation or sub-division of shares or reduction or cancellation of capital then the reconstruction will be determined by the following formulae:

  (a)
  Consolidation; and

  (b)
  Subdivision:

S = C ×	B A	;
  (c)
  Reduction of capital by return of share capital:

    S = C;

  (d)
  Reduction of capital by cancellation of ordinary shares that is either lost or not represented by available assets:

    S = C;

  (e)
  Pro rata cancellation of fully paid ordinary shares (not within (c) or (d)):

S = C ×	B A	;

  where:

A =	The total number of Shares in issue before the capital reconstruction;
B =	The total number of Shares in issue after the capital reconstruction;
C =	The number of Shares which the Performance Right Holder is entitled to subscribe for on exercise of an Performance Right before the reconstruction;
S =	The number of Shares which the Performance Right Holder is entitled to subscribe for on exercise of a Performance Right after the reconstruction.

7.6      Lapse

            A Performance Right Holder may request that some or all of the Performance Rights held by that Performance Right Holder lapse.

7.7      Advice

            The National must give notice to each Performance Right Holder of any adjustment to the number of Shares which the Performance Right Holder is entitled to subscribe for or be issued on exercise of a Performance Right or the exercise price per share in accordance with the Listing Rules.

7.8      Notices

            Notices may be given by the National to the Performance Right Holder in the manner prescribed by the National's Constitution for the giving of notices to members of the National and the relevant provisions of the National's Constitution apply with all necessary modification to notices to Performance Right Holders.

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  EXHIBIT 4.5
National Australia Bank Performance Rights Plan
CONTENTS
National Australia Bank Performance Rights Plan
National Australia Bank Performance Rights Plan
SCHEDULE ONE: PERFORMANCE RIGHTS TERMS